Exhibit 8
                      (Letterhead of Carter, Ledyard & Milburn)

                                             June 15, 1994



          Pennsylvania Electric Company
          1001 Broad Street
          Johnstown, Pennsylvania 15907

          Penelec Capital, L.P.
          Mellon Bank Center
          Tenth and Market Streets
          Wilmington, Delaware 19801

                 Re: Pennsylvania Electric Company and
                     Penelec Capital, L.P. -
                     Registration Statement on Form S-3

          Gentlemen:

                     We have acted as special tax counsel to Pennsylvania Electric Company, a Pennsylvania corporation (the "Company"), and Penelec Capital, L.P., a Delaware limited partnership ("Penelec Capital"), in connection with the proposed issuance and sale of up to a maximum of $125,000,000 aggregate initial offering price of limited partner interests of Penelec Capital (the "Preferred Securities") the proceeds of which together with the capital contribution of Penelec Preferred Capital, Inc., the general partner of Penelec Capital, will be used to purchase Subordinated Debentures of the Company pursuant to a prospectus (the
          "Prospectus") which constitutes a part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), which was initially filed on May 17, 1994, with the Securities and Exchange Commission (the "Registration Statement").

                     We have examined originals or copies, certified or otherwise identified to our satisfaction, of those agreements, certificates and other statements of corporate officers and other representatives of the Company and of Penelec Preferred Capital, Inc., the general partner of Penelec Capital, as we have deemed necessary as a basis for this opinion. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

                     Based on and subject to the foregoing, we are of the opinion that the section entitled "United States Taxation" in the Prospectus contains an accurate general description, under currently applicable law, of the material United States federal income tax considerations that apply to holders of the Preferred Securities.
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          Pennsylvania Electric Company
          June 15, 1994
          Page 2



                     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to our firm under the caption "United States Taxation" in the Prospectus. In giving this consent we do not hereby agree that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.

                                             Very truly yours,




                                             CARTER, LEDYARD & MILBURN
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